Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of Oracle Corporation for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Safra A. Catz, the Chief Executive Officer (Principal Executive and Financial Officer) of Oracle Corporation, certifies that, to the best of her knowledge:

1.
the quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Oracle Corporation.

Date: September 11, 2024	By:	/s/ Safra A. Catz
Safra A. Catz
Chief Executive Officer and Director (Principal Executive and Financial Officer)

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of Oracle Corporation, regardless of any general incorporation language in such filing.